Exhibit (j)(3)

SECOND AMENDMENT

TO

CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

THIS SECOND AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT (the “Amendment”) is made and entered into as of May 17, 2007 by and among each registered investment company listed on Schedule A hereto, as it may be amended from time to time, incorporated herein by reference (each a “Fund”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WITNESSETH:

WHEREAS, the Funds and State Street are parties to that certain Custody and Investment Accounting Agreement dated as of July 2, 2003 and amended as of September 15, 2005 (the “Agreement”); and

WHEREAS, the Funds and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Funds and State Street hereby agree that the Agreement is amended and supplemented as follows:

1.	Schedule A shall be replaced in its entirety by the Schedule A dated May 17, 2007 attached hereto and incorporated herein by this reference.

2.	General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY		On behalf of each of the Funds set forth on Schedule A hereto

By:	/s/ Mark S. Nicholson	By:	/s/ Lawrence P. Vogel
Name: Mark S. Nicholson Title: Vice President		Name: Lawrence P. Vogel Title: Vice President

Schedule A

To

Custody and Investment Accounting Agreement

Dated: May 17, 2007

Seligman LaSalle Real Estate Fund Series, Inc.

Seligman TargetHorizon ETF Portfolios, Inc.

Seligman LaSalle International Real Estate Fund, Inc.